UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On September 2, 2025, Pelthos Therapeutics Inc. (the “Company”) issued a press release announcing that its Chief Executive Officer, Scott Plesha, and Chief Financial Officer, Francis Knuettel II, will present at the Wells Fargo 2025 Healthcare Conference in Boston, Massachusetts. Management’s presentation will take place on Wednesday, September 3, 2025 at 1:30 p.m. Eastern Time. A webcast of the presentation will be available on the Events and Presentations pages of the Company’s website at https://pelthos.com. Archived replays will be available for 90 days following the conference. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

At the conference, the Company will provide an update on its product pipeline and discuss recent business developments, including its commercial launch of ZELSUVMITM. The presentation materials furnished herewith as Exhibit 99.2 (the “Presentation Materials”) will be used in connection with such presentation, are incorporated into this Item 7.01 by reference and will be posted on the Company’s website at https://pelthos.com. Information contained on the Company’s website is not incorporated by reference into and should not be considered to be part of this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, which are incorporated into this Item 7.01 by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. The information set forth in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements

Exhibit 99.2 attached hereto contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding the Company’s current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) the success of the launch for ZELSUVMI, (ii) the Company’s ability to develop its pipeline, (iii) the Company’s ability to protect its intellectual property and to enforce its intellectual property rights, and (iv) the Company’s ability to execute its development strategy and sustain its competitive position. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this Current Report on Form 8-K is provided only as of the date of this Current Report on Form 8-K, and we undertake no obligation to update any forward-looking statements contained in this Current Report on Form 8-K based on new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release, dated September 2, 2025.
99.2	Pelthos Therapeutics Inc. Q3 2025 Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	Pelthos Therapeutics Inc.

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer